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                              ARTHUR ANDERSEN LLP



                                                                    Exhibit 23.2


                   Consent of Independent Public Accountants
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this Joint Proxy Statement/Prospectus.

                                                       /s/ Arthur Anderson LLP

                                                       Arthur Andersen LLP




Boston, Massachusetts
November 8, 1999